                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement, File No. 333-00909.


                                                    /s/ ARTHUR ANDERSEN LLP



Seattle, Washington
August 20, 1999


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

CORPORATE OFFICE
8561 154th Avenue NE
Redmond, Washington 98052
Phone:   (425) 882-2555
Fax:     (425) 861-0173
E-mail:  info@alcide.com
Website: www.alcide.com



AUDITORS
Arthur Andersen LLP
801 Second Avenue, Suite 800
Seattle, WA   98104



COMMON STOCK LISTING
NASDAQ
(Symbol - ALCD)



TRANSFER AGENT AND REGISTRAR
American Securities Transfer and Trust, Incorporated
12039 W. Alameda Parkway, Suite Z-2
Lakewood, Colorado  80228


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